UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NATIONAL BEEF, INC.

(Exact name of registrant as specified in its charter)

Delaware	80-0488990
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive, Suite 500 Kansas City, Missouri	64163
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-162443

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant’s Securities to be Registered.

We are registering shares of Class A common stock, par value $0.01 per share, pursuant to a Registration Statement on Form S-1, File No. 333-162443, that was originally filed with the Securities and Exchange Commission on October 13, 2009 and subsequently amended on November 13, 2009, December 2, 2009 and December 4, 2009 (as it may be amended after the date hereof, the “Registration Statement”) for the initial public offering of our Class A common stock.  The description of the Class A common stock set forth in the section entitled “Description of Capital Stock” in the prospectus forming a part of the Registration Statement, including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended, is hereby deemed to be incorporated by reference into this Form 8-A registration statement in accordance with the Instruction to Item 1 of this Form.

Item 2.     Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL BEEF, INC.

Date: December 4, 2009	By:	/s/ Bret G. Wilson
Name: Bret G. Wilson
Title: Vice President, General Counsel and Secretary

3